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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Telewest Global, Inc.:

        We consent to the incorporation by reference in the registration statement (No. 333-117262) on Form S-8 and the registration statement (No. 333-130364) on Form S-4 of Telewest Global, Inc. and subsidiaries of our report dated February 27, 2006, with respect to the consolidated balance sheets of Telewest Global, Inc. and subsidiaries (the "Reorganized Company") as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity/(deficit) and other comprehensive income, and cash flows for the years then ended, and the consolidated statement of operations, stockholders' equity/(deficit) and other comprehensive income, and cash flows of Telewest Communications plc and subsidiaries (the "Predecessor Company") for July 1, 2004, the six months ended June 30, 2004 and the year ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2005, annual report on Form 10-K of Telewest Global, Inc.

        Our report contains an explanatory paragraph that states that as of July 1, 2004 (see Note 4 to the consolidated financial statements), the Predecessor Company and the Reorganized Company completed a financial restructuring and adopted fresh-start reporting pursuant to American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. As a result, the consolidated financial information of the Reorganized Company is presented on a different basis than that for the Predecessor Company and, therefore, is not comparable.

        Our report also contains an explanatory paragraph that states that the Reorganized Company adopted a method of accounting for share-based compensation arrangements that is different than the method of accounting used by the Predecessor Company.

/s/ KPMG Audit Plc

KPMG Audit Plc
London, United Kingdom
February 27, 2006

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Consent of Independent Registered Public Accounting Firm